Dated 25th June 2010
STRAKAN INTERNATIONAL LIMITED -and- ULURU INC -and- ZINDACLIN LIMITED -and- CRAWFORD HEALTHCARE LIMITED	(1) (2) (3) (4)
ACQUISITION AND LICENCE AGREEMENT

123 Deansgate Manchester M3 2BU
Tel  0161 909 3000   Fax   0161 909 4444
www.pannone.com

THIS AGREEMENT is dated 25th June 2010

PARTIES

(1)
STRAKAN INTERNATIONAL LIMITED a company incorporated in Bermuda and registered in Scotland under company number F000906, whose registered office is at Galabank Business Park, Galashiels, TD1 1QH (Strakan);

(2)	ULURU INC, a company incorporated in Nevada, whose registered office is at 4452 Beltway Drive, Addison, Texas 75001, United States of America (Uluru);

(3)	ZINDACLIN LIMITED, a company registered in England with company number 7244532, whose registered office is at Cheshire House, 164 Main Road, Goostrey, Crewe, Cheshire, CW4 8JP (Zindaclin); and

(4)	CRAWFORD HEALTHCARE LIMITED, a company registered in England with company number 03262015, whose registered office is at Cheshire House, 164 Main Road, Goostrey, Crewe, Cheshire, CW4 8JP (Crawford).

BACKGROUND

(A)	Zindaclin is a member of the same Group as Crawford.

(B)
Strakan is the registered proprietor of certain registered and unregistered trade marks for “Zindaclin”. Pursuant to an agreement between Strakan and Crawford, dated 10 October 2005 and amended 8 December 2006 (Existing Licence Agreement) (a copy of which is appended to this agreement in Appendix 3), Strakan granted a licence to Crawford to import, promote, market, use, distribute and sell products under the Zindaclin trade marks in certain territories.

(C)
Pursuant to an agreement between Strakan and Access Pharmaceuticals, Inc (Access), dated 26th February 1998, as amended by addenda dated 13th April 1998, 12th March 2001, 7th March 2002, 22nd May 2002 and 11th November 2002 respectively, Strakan has an exclusive licence to use certain patents (now expired) and know how belonging to Access relating to a zinc compound for the purpose of carrying out further development and commercial exploitation of such zinc compound for human use in dermatological and topical products (Zinc Compound Licence Agreement).  During the course of development work carried out by Strakan under the Zinc Compound Licence Agreement further Patents (as hereinafter defined) were generated.  Pursuant to the third addendum dated 7th March 2002, Strakan assigned its rights under the licence agreement to its affiliate Kanford BV and, pursuant to an agreement dated 25 September 2003, Kanford assigned back such rights to Strakan.  Pursuant to a letter dated 12 October 2005, Access notified Strakan that it had assigned its rights under the agreement to Uluru.

(D)	Strakan has sublicensed its rights for various territories to, inter alia, Crawford and other partners under the terms of certain licence agreements (the “Licence Agreements” as hereinafter defined).

(E)
Strakan agrees to sell and Zindaclin agrees to buy certain trade marks for the name “Zindaclin” owned by Strakan in certain territories in accordance with and subject to the terms and conditions of this agreement.

(F)
Strakan and Uluru agree to sell to Zindaclin the Patents generated under the Zinc Compound Licence Agreement upon receipt of certain payments in accordance with and subject to the terms and conditions of this agreement and, until such time, Strakan agrees (with Uluru’s consent) to sub-license such Patents to Zindaclin, subject to the Licence Agreements.

(G)
Strakan agrees to sell to Zindaclin certain other registered trade marks for the name “Zindaclin” owned by Strakan and used by its partners under the Licence Agreements outside the territories reserved to Crawford (the Reserved Trade Marks as hereinafter defined) upon receipt of certain payments in accordance with and subject to the terms and conditions of this agreement and, until such time, Strakan agrees to license such Reserved Trade Marks to Zindaclin, subject to the Licence Agreements.

AGREED TERMS

1	Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this agreement.

Assigned Trade Marks: those registered trade marks and applications for trade marks set out in Part 1 of Schedule 1, together with all and any unregistered trade marks for ZINDACLIN, owned by Strakan and/or used by Strakan and/or its licensees in the Territory;

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business;

Completion Date: the date of this agreement;

Confidential Information: all confidential information in whatever form which is disclosed or made available (whether orally or in writing) by a party or its employees, officers, representatives or advisers to any other party in connection with this agreement, including:

(a)	any information that would be regarded as confidential by a reasonable business person relating to:

(i)	the business, affairs, customers, clients, suppliers, plans, intentions or market opportunities of the disclosing party or of the disclosing party’s Group; and

(ii)	the operations, processes, product information, know-how, designs, trade secrets, software or Intellectual Property of the disclosing party or of the disclosing party’s Group; and

(b)	the existence of and the terms of this agreement;

Documents: all notes, reports and/or documents in whatever form (whether in writing or on disk) in the possession and/or control of Strakan and/or Uluru embodying or relating to the Patents and Know-how or any part thereof;

Escrow Agent: shall mean Wragge & Co LLP;

Escrow Agreement: the escrow agreement to be entered into between Strakan, Crawford and the Escrow Agent in respect of the Escrow Documents on the agreed terms set out in Appendix 2;

Escrow Documents: the documents to be delivered by Uluru and Strakan to Zindaclin pursuant to clause 5.1;

Final Payment Date: the date of payment of the final instalment of the Licence Fee pursuant to clause 4.2(d) or such earlier date of payment of such final instalment pursuant to clause 4.3;

Group: in relation to a company, that company, any subsidiary or holding company from time to time of that company or of a holding company of that company;

holding company and subsidiary: mean a "holding company" and "subsidiary" as defined in section 1159 of the Companies Act 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), whether by way of security or in connection with the taking of security, or (b) its nominee;

Intellectual Property Rights: patents, rights in inventions, processes and formulae, copyright, rights in software, database rights, design rights, registered designs, unregistered designs, trade mark, service marks, domain names, know-how, utility models, confidential information and, where relevant, any and all applications for any such rights, and all and any other industrial or intellectual property rights subsisting anywhere in the world;

Know-how: any know-how, methods, techniques, processes, discoveries, inventions, specifications, formulae, test results, data and/or other technical information in the possession and/or control of Strakan and/or Uluru relating to the Patents;

Licence Agreements: means those agreements set out in Schedule 3;

Licence Fee: shall have the meaning set out in clause 4.2;

Licence Period: the period commencing on the Completion Date and terminating on the Final Payment Date;

Licensed Product: 30g tubes containing 1.2% clindamycin phosphate and 0.5% zinc acetate;

NDA: a new drug licence application (as such term is used under the United States Federal Food, Drug and Cosmetic Act, as amended from time to time) filed with the Food and Drug Administration of the United States of America;

Patents: the patents and patent applications, short particulars of which are set out in Schedule 2 and all continuations, continuations-in-part, divisions, reissues, renewals, extensions and patents granted in respect thereof;

Purchase Price: has the meaning set out in clause 4.1;

Reserved IP: means the Reserved Trade Marks, the Patents, Know-how, Documents, and any and all improvements, enhancements and modifications to the Patents and/or Know how (if any), and all Intellectual Property Rights subsisting in the foregoing;

Reserved Trade Marks: means those registered trade marks and applications for trade marks set out in Schedule 1 Part 2, together with any unregistered trade marks for ZINDACLIN owned by Strakan and used by Strakan and/or its licensees under the terms of the Licence Agreements;

Territory: the World;

Trade Marks: the Assigned Trade Marks and the Reserved Trade Marks.

1.2	Clause and schedule headings shall not affect the interpretation of this agreement. References to clauses and schedules are to the clauses and schedules of this agreement.

1.3	The schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the schedules.

1.4	Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular and references to one gender shall include a reference to the other genders.

1.5
A reference to a statute, statutory provision or subordinated legislation is a reference to it as it is in force from time to time taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts. A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

1.6	Any words following the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

2	Assignment of Assigned Trade Marks

2.1
In consideration of the payment of the Purchase Price by Zindaclin to Strakan on the Completion Date (receipt of which is hereby acknowledged by Strakan), Strakan hereby assigns to Zindaclin with full title guarantee free from all liens, equities, charges and encumbrances, all right, title and interest in and to the Assigned Trade Marks, including:

(a)	all goodwill attaching to the Assigned Trade Marks; and

(b)	the right to sue for infringements whether occurring before or after the date of this agreement and to benefit from any damages and other remedies obtained as a result of such action.

2.2	Upon the Completion Date and upon the assignment pursuant to clause 2.1 and the licence pursuant to clause 3.1 becoming effective, the Existing Licence Agreement shall automatically terminate and:

(a)
Strakan hereby waives any and all claims, rights and/or remedies (whether in contract or tort) that it may have against Crawford under such agreement other than for the royalties due and owing, as set out in Appendix 5 in respect of the period up to and including 31 May 2010 (and the parties agree that, based on the sales reports provided to Strakan by Crawford, the amount set out in Appendix 5 represents the full amount of royalties due and owing for the period up to and including 31 May 2010) plus any royalties due and owing under such agreement in respect of the period 1 June 2010 up to the Completion Date, and payment of such royalties shall be in full and final settlement of all claims for royalties due and owing under the Existing Licence Agreement;

(b)	Crawford hereby waives any and all claims and/or rights that it may have against Strakan and/or Uluru under such agreement.

2.3
Strakan shall be responsible for all registration, maintenance, renewal and all other fees payable in connection with the Assigned Trade Marks up to the Completion Date and Zindaclin shall be responsible for all such costs from the Completion Date.

2.4
Upon the Completion Date, but subject to clause 2.5, Strakan ceases to have any right, title or interest in or to the Assigned Trade Marks and agrees that it shall not itself use, or permit any other person to use:

(a)	the Assigned Trade Marks; and/or

(b)	any name, word or logo which incorporates or is confusingly similar to the Assigned Trade Marks.

2.5
Zindaclin undertakes not to sell, assign, transfer or otherwise dispose of the Assigned Trade Marks until after payment by Zindaclin of the final payment of the Licence Fee to Strakan pursuant to clause 4.2.

3	Licence to Reserved IP

3.1
In consideration of payment of the Licence Fee in accordance with clause 4.2, Strakan (with Uluru’s consent given hereunder) hereby grants to Zindaclin, subject to the Licence Agreements, from the Completion Date an exclusive, royalty free licence under the Reserved Trade Marks, the Patents, the Know-how and the Documents to develop, manufacture, use, sell, supply and otherwise deal with Licensed Products in the Territory during the Licence Period and to grant a sub-licence to any other person to do so.

3.2
Uluru and Strakan shall provide to Zindaclin upon the Commencement Date on disk or such other format as agreed by the parties all Know how and deliver up to Zindaclin all and any Documents licensed to Zindaclin pursuant to clause 3.1.

3.3	Strakan and Uluru each undertake during the Licence Period not to:

(a)	use the Patents and not to develop, manufacture, use, sell, supply or otherwise deal with the Licensed Products in the Territory;

(b)
grant a licence to any third party, other than as set out in the Licence Agreements, to use the Patents or the Reserved Trade Marks or to sell, distribute or otherwise exploit the Licensed Products in the Territory; and

(c)
directly or indirectly, either on its own or in connection with or on behalf of any other person, firm or company, develop, manufacture, use, sell or supply or otherwise deal with any topical product containing zinc and clindamycin for the treatment of acne which competes with the Licensed Product in the Territory.

3.4	During the Licence Period, Strakan shall continue to prosecute, maintain in force and renew the Reserved IP at Zindaclin’s cost, provided that:

(a)	the amount that Zindaclin is required to pay in respect of renewals during the Licence Period shall not exceed the sum of £35,000; and

(b)
Strakan agrees to keep Zindaclin informed and consult with Zindaclin in respect of the prosecution of any of the Reserved IP and will obtain Zindaclin’s consent prior to incurring any fees in respect of the prosecution of the Reserved IP (such consent not to be unreasonably delayed).

3.5
Strakan shall pay the relevant prosecution, maintenance and renewal fees (including its patent and trade mark attorneys’ fees) and invoice Zindaclin, together with evidence of all fees paid, which invoice Zindaclin shall pay within fourteen (14) days.  Any unpaid invoices shall bear interest at five (5) percent per annum from the date payment was due until the date payment is made.

3.6
Strakan shall notify Zindaclin promptly of all significant developments with respect to any of the Reserved IP and shall, on request, furnish Zindaclin with copies of all relevant documents and correspondence. On request from Zindaclin, Strakan shall promptly deliver a report of the Reserved IP clearly setting out the details of all the Patents and Reserved Trade Marks, the countries in which they are registered and such other information as Zindaclin reasonably requests from time to time.

3.7
Strakan shall on demand from Zindaclin produce to Zindaclin evidence of payment of the renewal fees within fourteen (14) days of payment of such renewal.  Strakan shall not permit the Patents or Reserved Trade Marks to lapse or expire without Zindaclin’s prior written consent, such consent not to be unreasonably delayed.

3.8
Upon the grant of the licence pursuant to clause 3.1, the Licence Agreements will be novated from Strakan to Crawford materially upon the agreed terms set out in Appendix 1 (save as set out in clause 3.8(c) below) and Strakan agrees:

(a)	to execute the relevant novation agreements;

(b)	to procure that Kanford BV and Strakan Group Limited both execute the novation agreement in respect of the Licence Agreement to which they are a party;

(c)
to use commercially reasonable endeavours to procure that the licensee to the Licence Agreement enters into a novation agreement materially upon the terms set out in Appendix 1  and, in respect of Laboratorios Biosintetica, to use commercially reasonable endeavours to procure that Laboratorios Biosintetica enters into a novation agreement materially upon the terms set out in Appendix 7, and Strakan shall deliver to Crawford the executed novation agreements at no cost to Crawford; and

(d)
not to terminate, or vary or materially amend any of the terms of any of the Licence Agreements prior to their novation to Crawford without the prior written consent of Crawford, such consent not to be unreasonably delayed.

3.9	In the event that any of the Licence Agreements are not novated to Crawford pursuant to clause 3.8:

(a)	Strakan will promptly on request assign the benefit of and all rights under such Licence Agreements to Crawford; and

(b)
unless and until such Licence Agreements are novated or assigned to Crawford, Strakan shall hold any monies, rights or other benefits received under such Licence Agreements as trustee for Crawford and shall give such assistance as Crawford may reasonably require to enable Crawford to enforce its rights under such Licence Agreements (subject to payment of Strakan’s out-of-pocket expenses, including any reasonable attorney’s fees, subject to obtaining Crawford’s prior written consent before incurring any such fees), including assisting Crawford in obtaining payment of any monies due pursuant to the Licence Agreements.

4	Payment

4.1
Zindaclin shall pay to Strakan and Uluru (50% each) upon the Completion Date the sum of US$100,000 (receipt of which Strakan and Uluru hereby acknowledge) in consideration of the execution of this Agreement and the assignment of the Assigned Trade Marks (Purchase Price), such payment to be satisfied in cash, payable by bank transfer to Strakan and Uluru’s nominated bank accounts (as specified in Appendix 4).

4.2
In consideration of the licence to use the Reserved IP, Zindaclin shall pay to Strakan and Uluru (50% each) the sum of US$2,000,000 (Licence Fee), payable by bank transfer to Strakan’s and Uluru’s nominated bank accounts (specified on the relevant invoice) as follows:

(a)	the sum of US$500,000 in cash on the Completion Date (receipt of which Strakan and Uluru hereby acknowledge);

(b)	two further payments, each of US$250,000, in cash on 1 September 2010 and 1 November 2010;

(c)	the sum of US$500,000 in cash on the anniversary of the Completion Date; and

(d)	a final payment of US$500,000 on the second anniversary of the Completion Date,

in each case subject to the delivery of an invoice for such appropriate sums from Strakan and Uluru to Zindaclin.

4.3	Zindaclin may, at its sole discretion, make payment of the Licence Fee prior to the second anniversary of the Completion Date.

4.4
In addition to the payments set out in clauses 4.1 and 4.2, in the event that the Zindaclin NDA is approved by the Federal Food and Drug Administration of the United States of America, Zindaclin shall make an additional payment of US$3,000,000 to Strakan and Uluru (50% each) within thirty (30) days of receipt of confirmation of such approval by Zindaclin.  Zindaclin shall use commercially reasonable endeavours to obtain the Zindaclin NDA approval and shall update Strakan and Uluru in writing (including by email) on its progress in that regard on a six (6) monthly basis. The obligation to provide this update shall continue for five (5) years from the Completion Date.

4.5
In the event that Zindaclin fails to pay any of the instalments of the Licence Fee above within thirty (30) days of the due date for payment pursuant to clause 4.2 and following receipt of an appropriate invoice, then Strakan and Uluru may on ten (10) days written notice terminate this agreement, provided that Zindaclin does not make the payment due within that ten (10) day period. Should Zindaclin during the notice period make payment of the relevant part of the Licence Fee due, Strakan and Uluru shall automatically be deemed to have withdrawn its notice of termination.

4.6
In the event that Zindaclin fails to pay the Licence Fee in accordance with clause 4.2 then, subject to clause 4.5, Strakan and Uluru shall have the option to re-purchase the Assigned Trade Marks from Zindaclin upon payment of the sum of an aggregate of $100,000 by Strakan and Uluru to Zindaclin.

4.7
In the event that Zindaclin fails to pay the Licence Fee in accordance with clause 4.2 and Strakan and Uluru terminate this agreement in accordance with clause 4.5, the Existing Licence Agreement shall automatically be deemed to take effect from the date of such termination upon the terms and conditions contained therein, as amended by the deed of amendment to the Existing Licence Agreement appended to this agreement in Appendix 6.

4.8
Other than as set out in this clause 4, Zindaclin shall not be liable to make any further payments to Strakan or Uluru in respect of the assignment of the Assigned Trade Marks pursuant to clause 2.1, the licence of the Reserved IP pursuant to clause 3.1 and the assignment of the Reserved IP pursuant to clause 5.2.

5	Assignment of Reserved IP

5.1	Strakan shall deliver up to Zindaclin on the Completion Date:

(a)	all registration and renewal documents relating to the Assigned Trade Marks;

(b)	all registration and renewal documents for the Patents and Reserved Trade Marks;

(c)
all duly executed, but undated, assignments, forms and such other documents necessary or desirable for the purpose of transferring legal title in and to the Reserved IP in each relevant territory to Zindaclin in order to give effect to the assignment in clause 5.2; and

(d)	a legal charge in the agreed form duly executed by Strakan, Zindaclin and Crawford over the Reserved IP,

and all documents provided to Zindaclin pursuant to clause 5.1(b) and (c) shall be held in escrow in accordance with clause 6.1.

5.2
Upon payment by Zindaclin of the final payment of the Licence Fee, Strakan and Uluru (together the Assigning Parties) each hereby automatically assign with effect from the Final Payment Date to Zindaclin with full title guarantee free from all liens, equities, charges and encumbrances, all right, title and interest in and to the Reserved IP, including:

(a)	all goodwill attaching to the Reserved Trade Marks; and

(b)	the right to sue for infringements whether occurring before or after the date of such assignment and to benefit from any damages and other remedies obtained as a result of such action.

6	Escrow

6.1	Within five (5) Business Days of the Completion Date, the Assigning Parties shall each deposit the Escrow Documents in escrow with the Escrow Agent for the full term of the Licence Period.

6.2
Within five (5) days of payment of the final instalment of the Licence Fee pursuant to clause 4.2(d), Zindaclin and Strakan shall each provide written notice to the Escrow Agent that the Licence Fee has been paid and instruct the Escrow Agent to release the Escrow Documents relating to the Reserved IP.

7	Confidentiality

7.1	Each party shall:

(a)	keep confidential and shall not use any Confidential Information of another party for a purpose other than the performance of its obligations under this agreement;

(b)	not disclose Confidential Information of another party to any person without the prior written consent of the relevant party; and

(c)
only disclose the Confidential Information of another party to those of its officers, employees, agents and contractors to whom, and to the extent which, such disclosure is necessary for the purposes contemplated under this agreement and provided that all such personnel have agreed in writing on terms no less onerous than those contained in this agreement to keep such Confidential Information secret and confidential.

7.2	The provisions of clause 7.1 shall not apply to information that:

(a)	was known or available on a non-confidential basis to the receiving party before it was disclosed to it by the disclosing party;

(b)	is or becomes generally available to the public (otherwise than through a breach of this clause 7);

(c)	the parties agree in writing is not confidential or may be disclosed; or

(d)
the receiving party is required to disclose by law, court order or any governmental or regulatory authority provided that, to the extent it is legally permitted to do so, it gives the disclosing party as much notice of such disclosure as possible and takes into account the reasonable requests of the disclosing party in relation to the content of such disclosure.

7.3	The provisions of this clause 7 shall remain in force notwithstanding expiry or earlier termination of this agreement.

8	Infringement of Reserved IP

8.1
Strakan and Uluru shall each notify Zindaclin as soon as they become aware of any actual or threatened infringement of any of the Reserved IP during the Licence Period (“IP Infringement”). On service of such notice or otherwise upon Zindaclin becoming aware of such infringement, Zindaclin shall at its cost and expense take such action as it deems fit (acting reasonably) to prevent such IP Infringement and shall notify the owner(s) of the affected Reserved IP (being Strakan or Uluru or both, as applicable) as soon as reasonably possible and, in any event, within 30 days of service of such notice as to what action it proposes to take. Strakan and/or Uluru shall each give such assistance to Zindaclin in respect thereof as Zindaclin reasonably requests (including joining as joint claimant in respect of any legal proceedings), provided that Zindaclin reimburses Strakan and/or Uluru in respect of the costs that Strakan or Uluru  reasonably incurs in giving such assistance.  Unless the parties agree otherwise, any damages recovered by Zindaclin shall be retained by Zindaclin.

9	Warranties

9.1	Strakan warrants that:

(a)	it is the sole legal and beneficial owner of the Trade Marks;

(b)	the list of trade marks in Schedule 2 is a complete list of all the registered trade marks for “ZINDACLIN” owned by Strakan and, so far as Strakan is aware, and/or used by its licensees;

(c)
all application, registration and renewal fees in respect of each of the Trade Marks have been paid as at the date of this agreement and in the case of the Reserved Trade Marks, will, subject to the provisions of clause 3.4, be paid up to the date of assignment of the relevant Trade Mark to Zindaclin;

(d)
the use of the Trade Marks by Zindaclin will not, so far as Strakan is aware (having made enquiries of the licensees under the Licence Agreements) infringe the Intellectual Property Rights or other proprietary rights of a third party in the country or countries covered by the Licence Agreements and such other countries of the Territory where the relevant Trade Marks are registered;

(e)	other than the Licence Agreements, it has not assigned or granted any licences to any third party to use any of the Trade Marks;

(f)
there has not been, and it is not aware of, any infringement or any challenge to the validity of any of the Trade Marks or of anything that might render any of the Trade Marks invalid or prevent any of the Trade Marks being registered;

(g)
the list of patents in Schedule 2 is a complete and accurate list of all the patents owned by Strakan and/or Uluru, as the case may be, in respect of the zinc compound sold and marketed under the name “Zindaclin”;

(h)
all application, registration and renewal fees in respect of each of the Patents have been paid as at the date of this agreement and will be paid, subject to clause 3.4, up to the date of assignment of the Patents to Zindaclin;

(i)
the use of the Patents and Know how will not, so far as it is aware (having made enquiries of the licensees under the Licence Agreements), infringe the Intellectual Property Rights or other proprietary rights of a third party in the country or countries covered by the Licence Agreements and such other countries of the Territory where the Patents are granted;

(j)
it is not aware (having made enquiries of the licensees under the Licence Agreements) of any third party rights in the country or countries covered by the Licence Agreements and such other countries in which the Patents are registered which will be infringed by the manufacture, importation, promotion, marketing, use, distribution and sale of the Licensed Product in such countries;

(k)	other than the Licence Agreements, it has not assigned or granted any licences to any third party to use any of the Patents or Know how and will not do so during the Licence Period;

(l)
there has not been, and it is not aware of, any infringement or any challenge to the validity of any of the Patents or, so far as it is aware, of anything that might render any of the Patents invalid or prevent any of the Patents proceeding to grant; and

(m)	it has delivered to Zindaclin copies of all the Licence Agreements and all available files, records, correspondence and documents relating thereto.

9.2	Strakan and Uluru each warrant, severally, and not jointly and severally, that they are the sole legal and beneficial owners of the Patents, as set out in Schedule 2 and the Know how.

9.3	Uluru warrants that:

(a)
so far as it is aware, the list of patents in Schedule 2 is a complete and accurate list of all the patents owned by Strakan and/or Uluru, as the case may be, in respect of the zinc compound sold and marketed under the name “Zindaclin”;

(b)
it has not received notification that the use of any of the Patents and/or Know how infringes the Intellectual Property Rights or other proprietary rights of a third party in the country or countries covered by the Licence Agreements and such other countries of the Territory in which the Patents are granted;

(c)	other than the Zinc Compound Licence Agreement, it has not assigned or granted any licences to any third party to use any of the Patents or Know how and will not do so during the Licence Period; and

(d)
it has the requisite corporate power and authority to execute and deliver this agreement and to perform its obligations hereunder and no consent or other agreement is necessary for it to perform its obligations hereunder.

9.4
Zindaclin warrants that it has the requisite corporate power and authority to execute and deliver this agreement and to perform its obligations hereunder and no consent or other agreement is necessary for it to perform its obligations hereunder.

9.5
(a) Strakan shall indemnify Zindaclin against all liabilities, costs, expenses, damages or losses (excluding any indirect consequential losses, loss of profit, loss of reputation) and all interest, penalties and legal and other professional costs and expenses (each a Claim) suffered or incurred by Zindaclin, including any Claim brought by Crawford against Zindaclin, arising out of or in connection with a breach of any of the warranties in clause 9.1 and 9.2 up to an amount not exceeding the sum actually paid by Zindaclin to Strakan under this agreement and provided that any individual claim exceeds $10,000 and shall be brought within twelve (12) months from the due date of the final payment of the Licence Fee, thereafter this clause 9.5(a) shall cease to have effect.

(b) Uluru shall indemnify Zindaclin against all Claims suffered or incurred by Zindaclin, including any Claim brought by Crawford against Zindaclin, arising out of or in connection with a breach of any of the warranties by Uluru in clause 9.2 and 9.3 up to an amount not exceeding the sum actually paid by Zindaclin to Uluru under this agreement and provided that any individual claim exceeds $10,000 and shall be brought within twelve (12) months from the due date of the final payment of the Licence Fee, thereafter this clause 9.5(b) shall cease to have effect.

9.6
Strakan shall indemnify Zindaclin and Crawford against any and all liabilities, costs, expenses, damages or losses and all Claims suffered or incurred by Zindaclin or Crawford as a result of a claim made under or in connection with any indemnity provided by Strakan or any member of its Group in any of the Licence Agreements prior to execution of the relevant Novation Agreement.

9.7
Zindaclin shall indemnify each of Strakan and Uluru against all liabilities, costs, expenses, damages or losses (excluding any indirect consequential losses, loss of profit, loss of reputation) and all Claims suffered or incurred by Strakan or Uluru arising out of or in connection with a breach of the warranty in clause 9.4 up to an amount not exceeding the sum actually paid by Zindaclin under this agreement and provided that any individual claim exceeds $10,000 and shall be brought within twelve (12) months from the due date of final payment of the Licence Fee, thereafter this clause 9.7 shall cease to have effect.

10	Assignment and other dealings

10.1
Strakan and Uluru shall not without the prior written consent of Zindaclin  assign, transfer, mortgage, charge or otherwise deal in any other manner with any of its obligations under this agreement. Strakan and Uluru may at any time and without the consent of Zindaclin, assign, transfer, mortgage, charge or otherwise deal in any other manner with any or all of its rights under this agreement.

10.2
Zindaclin shall not without the prior written consent of Strakan and Uluru assign, transfer, mortgage, charge or otherwise deal in any other manner with any of its obligations under this agreement. Subject to clause 10.3, Zindaclin may at any time and without the consent of Strakan or Uluru, assign, transfer, mortgage, charge or otherwise deal in any other manner with any or all of its rights under this agreement.

10.3
Until payment by Zindaclin of the amount due pursuant to clause 4.4 or until the expiry of five (5) years from the Completion Date, whichever occurs sooner, Zindaclin shall not without the prior written consent of Strakan and Uluru (such consent not to be unreasonably delayed) license, assign or transfer the US patent application number 10/432,848 or any patent resulting therefrom or US Zindaclin trade mark number 826,238 provided that any such licensee, assignee or transferee shall be obliged in writing for the benefit of Strakan and Uluru to assume the obligation to make the payment due on NDA approval pursuant to clause 4.4. If Strakan and/or Uluru fail to provide such consent within ten (10) Business Days of Zindaclin’s request, the consent of the relevant party shall be deemed to have been given. In the event that Strakan and/or Uluru has a receiver, administrator, administrative receiver, trustee or similar officer appointed over it or of any or all of its assets, Zindaclin shall not be required to obtain consent of the affected party pursuant to this clause 10.3. Zindaclin may at any time and without the consent of Strakan or Uluru mortgage or charge its rights in respect of the US patent application 10/432,848 and any patent resulting therefrom and US Zindaclin trade mark number 826,238 to any unaffiliated third party in connection with an arms-length transaction or to any unaffiliated person or entity providing finance to Zindaclin in an arms-length transaction. Zindaclin may only with the consent of Strakan or Uluru mortgage or charge its rights in respect of the US patent application 10/432,848 and any patent resulting therefrom and US Zindaclin trade mark number 826,238 to any affiliated person or entity providing finance to Zindaclin in an arms-length transaction.

10.4	Zindaclin may, at its own cost, record the licence granted to it in clause 3 in the relevant registries in the Territory.

10.5	Strakan and/or Uluru shall provide reasonable assistance, at Zindaclin’s cost, to enable Zindaclin to comply with clause 10.4.

11	Further assurance

11.1
At its own expense each party shall, as may reasonably be required, perform (or shall procure that any necessary third party shall perform), such acts and things, and execute and deliver (or procure that any third party executes and delivers) all further documents required for the purpose of giving full effect to this agreement, including to effect the assignments of the Patents set out in Schedule 2 and to vest in Zindaclin the full benefit of the right, title and interest assigned to Zindaclin under this agreement, including but not limited to the registration of Zindaclin as applicant for or proprietor of the Assigned Trade Marks and, upon the assignment of the Reserved IP pursuant to clause 5.2, of the Patents and the Reserved Trade Marks.

12	Waiver

No failure or delay by a party to exercise any right or remedy provided under this agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

13	Entire agreement

13.1	This agreement and the documents referred to in it constitute the whole agreement between the parties and supersede any previous agreement between the parties relating to its subject matter.

13.2
Each of the parties acknowledges that, in entering into this agreement, it has not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty (whether negligently or innocently made) other than as expressly set out in this agreement.

13.3	Nothing in this clause shall limit or exclude any liability for fraud.

14	Variation

No variation of this agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

15	Severance

15.1
If any court or competent authority finds that any provision of this agreement (or part of any provision) is invalid, illegal or unenforceable, that provision or part-provision shall, to the extent required, be deemed to be deleted, and the validity and enforceability of the other provisions of this agreement shall not be affected.

15.2
If any invalid, unenforceable or illegal provision of this agreement would be valid, enforceable and legal if some part of it were deleted the parties shall negotiate in good faith to amend such provision such that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the parties' original commercial intention.

16	Counterparts

This agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original of this agreement, but all the counterparts shall together constitute the same agreement. No counterpart shall be effective until each party has executed at least one counterpart.

17	Third party rights

17.1	No person other than a party to this agreement, and their respective successors and permitted assigns, shall have any rights to enforce any term of this agreement.

17.2
Crawford is only a party to this agreement for the purpose of clause 2.2 and to enforce its rights under clause 3.9 and 9.6. In the event that Crawford enforces its rights against Strakan under such clauses, Zindaclin agrees not to make a claim against Strakan in respect of the losses or damages of Crawford pursuant to such clauses.

18	No partnership or agency

Nothing in this agreement is intended to, or shall be deemed to, establish any partnership or joint venture between the parties, constitute either party the agent of the other party, nor authorise either party to make or enter into any commitments for or on behalf of the other party.

19	Force majeure

Neither party shall be in breach of this agreement nor liable for delay in performing, or failure to perform, any of its obligations under this agreement if such delay or failure results from events, circumstances or causes beyond its reasonable control, and in such circumstances the affected party shall be entitled to a reasonable extension of the time for performing such obligations, provided that if the period of delay or non-performance continues for  three (3) months, the party not affected may terminate this agreement by giving 14 days' written notice to the other party.

20	Notices

20.1
Any notice required to be given under this agreement shall be in writing and shall be delivered personally, or sent by pre-paid first-class post or recorded delivery or by commercial courier, to each party required to receive the notice at its address as set out below:

(a)	Strakan: FAO: Legal Department
Strakan International Limited
Galabank Business Park
Galashiels
TD1 1QH
UK
Tel: +44 (0) 1896 664000
Email: legaladmin@prostrakan.com

(b)	Uluru:FAO: Kerry P. Gray
Chief Executive Officer
4452 Beltway Drive
Addison
Texas 75001
United States of America
Tel: +1 214-905-5145
Email: kgray@uluruinc.com

(c)	Zindaclin: FAO: Richard Anderson
Chief Executive Officer
Zindaclin Limited
Cheshire House
164 Main Road
Goostrey
Crewe
Cheshire, CW4 8JP
Tel: +44 (0) 1477 537596
Email: Richard.Anderson@crawfordpharma.com

or as otherwise specified by the relevant party by notice in writing to each other party.

20.2	Any notice shall be deemed to have been duly received:

(a)	if delivered personally, when left at the address and for the contact referred to in this clause; or

(b)	if sent by pre-paid first-class post or recorded delivery, on the second Business Day after posting; or

(c)	if delivered by commercial courier, on the date and at the time that the courier's delivery receipt is signed.

20.3	A notice required to be given under this agreement shall not be validly given if sent by e-mail.

20.4	The provisions of this clause 20 shall not apply to the service of any proceedings or other documents in any legal action.

21	Governing law and jurisdiction

21.1
This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

This agreement has been entered into on the date stated at the beginning of it.

Schedule 1

Trade Marks

Part 1 – Assigned Trade Marks
MARK	COUNTRY	STATUS	APPLICATION/ REGISTRATION NUMBER	APP. DATE	REG. DATE
ZINDACLIN	European Community	Registered	1721745	23/06/2000	23/06/2000
ZINDACLIN	Madrid Protocol Designating: Croatia Russia Turkey United States	Registered Protected Protected Protected Protected	826238	31/03/2004	31/03/2004
ZINDACLIN	United Kingdom	Registered – renewal instructed	2236795	23/06/2000	23/06/2000
ZINDACLINE	France	Registered	23184061	18/09/2002	18/09/2002

Part 2 – Reserved Trade Marks
MARK	COUNTRY	STATUS	APPLICATION/ REGISTRATION NUMBER	APP. DATE	REG. DATE
ZINDACLIN	Canada	Registered	TMA690127	22/06/2004	19/06/2007
ZINDACLIN	Hong Kong	Registered	300148419	28/01/2004	28/01/2004
ZINDACLIN	India	Pending	1589379	10/08/2007
ZINDACLIN	Israel	Registered	171763	28/04/2004	08/02/2006
ZINDACLIN	Korea (South)	Registered	569534	30/09/2002	22/12/2003
ZINDACLIN in Korean	Korea (South)	Registered	569533	30/09/2002	22/12/2003
ZINDACLIN	Madrid Protocol Designating: Australia China Japan Morocco Singapore	Registered Protected Protected Protected Protected Protected	826238	31/03/2004	31/03/2004
ZINDACLIN	Malaysia	Registered	2004/01588	12/02/2004	12/02/2004
ZINDACLIN	New Zealand	Registered	710663	05/04/2004	28/01/2004
ZINDACLIN	Switzerland	Registered	499520	06/03/2002	06/03/2002
ZINDACLIN	Taiwan	Registered	1140244	11/02/2004	16/02/2005

Schedule 2
Patents

COUNTRY	NAME OF PATENT HOLDER	APPLICATION NO.	GRANT NO.	APPLICATION DATE	GRANT DATE	STATUS
Australia	Strakan International Limited	2002223091	2002223091	28/11/2001	14/12/2006	Granted
Austria	Strakan International Limited	01998353.5	E 321560	28/11/2001	29/03/2006	Granted
Belgium	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
Brazil	Strakan International Limited 	PI0115727-2		28/11/2001		Pending
Canada	Strakan International Limited	2,429,205		28/11/2001		Pending
Croatia	Strakan International Limited	P20030433	P20030433	28/11/2001	16/10/2007	Granted
Cyprus	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
Czech Republic	Strakan International Limited 	PV2003-1491		28/11/2001		Pending
Denmark	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
Finland	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
France	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
Germany	Strakan International Limited	01998353.5	601 18 441.6	28/11/2001	29/03/2006	Granted
Greece	Strakan International Limited	01998353.5	3058203	28/11/2001	29/03/2006	Granted
Hong Kong	Strakan International Limited	04102115.2	HK1059218	28/11/2001	03/11/2006	Granted
Hungary	Strakan International Limited 	P0400520		28/11/2001		Pending
Ireland	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
Israel	Strakan International Limited	152,720	152720	28/11/2001	07/04/2008	Granted
Italy	Strakan International Limited	01998353.5	027591BE/2006	28/11/2001	29/03/2006	Granted
Japan	Strakan International Limited 	2002-545709	4272425	28/11/2001	06/03/2009	Granted
Luxembourg	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
Mexico	Strakan International Limited	PA/a/2003/004733		28/11/2001		Pending
Monaco	Strakan International Limited 	01998353.5	1347765	28/11/2001	29/03/2006	Granted
Netherlands	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
New Zealand	Strakan International Limited	526170	526170	28/11/2001	11/05/2006	Granted
Poland	Strakan International Limited	P362279		28/11/2001		Pending
Portugal	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
Republic of Korea	Strakan International Limited 	10-2002-7013077	10-0629326	28/11/2001	21/09/2006	Granted

Cont’d…

COUNTRY	NAME OF PATENT HOLDER	APPLICATION NO.	GRANT NO.	APPLICATION DATE	GRANT DATE	STATUS
Russian Federation	Strakan International Limited 	2003119158	2277419	28/11/2001	10/06/2006	Granted
Slovakia	Strakan International Limited 	PV 632-2003		28/11/2001		Pending
South Africa	Strakan International Limited	2003/5012	2003/5012	28/11/2001	26/04/2005	Granted
Spain	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
Sweden	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
Switzerland	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
Turkey	Strakan International Limited 	01998353.5	1347765	28/11/2001	29/03/2006	Granted
United Kingdom	Strakan International Limited	01998353.5	1347765	28/11/2001	29/03/2006	Granted
USA	Strakan International Limited	10/432,848		28/11/2001		Pending

 -
Assignments from Kanford BV to SIL filed with the Brazilian, Korean and Slovakian Patent Offices, dated 26 October 2009, 3 March 2010 and 3 August 2009 respectively.  Recordal of the assignments at the respective Patent Offices is pending

 -
Assignments from Kanford BV and Access Pharmaceuticals, Inc to SIL filed with the Czech, Hungarian and Japanese Patent Offices, dated 14 January 2009, 16 December 2008 and 15 March 2010  respectively.  Recordal of the assignments at the respective Patent Offices is pending

 -
Assignments from Access Pharmaceutical, Inc. to SIL filed with the Monacan, Russian and Turkish Patent Offices on 23 February 2010, 12 November 2008 and 19 November 2009 respectively.  Recordal of the assignments at the respective Patent Offices is pending

Schedule 3

Licence Agreements

1.	Agreement between Strakan International Limited and GenePharm Australasia Ltd (assigned from Epitan Pharmaceuticals Pty Limited on 30 September 2006) dated 16 July 2004.

2.	Agreement between Strakan International Limited and Laboratorios Biosintetica dated 22 December 2003

3.	Agreement between Kanford BV (1), Strakan Group Limited (2) and Hyun Dai Pharm. Ind. Co. Ltd. (3), dated 23 December 2002

4.	Agreement between Strakan International Limited and Industrial Farmaceutica Cantabria S.A. dated 26 July 2005

5.	Agreement between Strakan International Limited (1), Orient Europharma Co. Ltd (2) and Cyntec Co. Ltd (3) dated 5 February 2004

6.	Agreement between Strakan International Limited and Dankos Laboratories Tbk (now PT Kalbe Farma Tbk) dated 10 November 2003

7.	Agreement between Strakan International Limited and Taro International Limited dated 5 January 2005

Appendix 1
Form of Novation Agreement

DATED         [   ] 2010

STRAKAN INTERNATIONAL LIMITED

and

CRAWFORD HEALTHCARE LIMITED

and

[SUBLICENSEE]

NOVATION AGREEMENT

NOVATION AGREEMENT

DATE             [   ] 2010

PARTIES

(1)
STRAKAN INTERNATIONAL LIMITED (the "Company") (incorporated in Bermuda and registered in Scotland under company number F000906) with its principal place of business at Galabank Business Park, Galashiels, TD1 1QH, UK (the "Transferor");

(2)
CRAWFORD HEALTHCARE LIMITED (incorporated and registered in England under company registration number 03262015, the registered office of which is at 25 Cheshire House, 164 Main Road, Goostrey, Crewe, Cheshire, CW4 8JP, UK (the "Transferee"); and

(3)	[SUBLICENSEE], (incorporated and registered in [ ] under company number [ ]) the registered office of which is at [ ] (the "Continuing Party").

RECITALS

(A)	This Novation Agreement is supplemental to the existing [distribution] agreement dated [ ] between the Transferor and the Continuing Party (the “Agreement”).

(B)
Pursuant to an agreement dated [    ] 2010 entered into between (1) the Transferor, (2) Uluru, Inc. and (3) Zindaclin Limited (the "Acquisition and Licence Agreement"), the Transferor, Uluru, Inc. and Zindaclin Limited (“Zindaclin”) have agreed to the sale to Zindaclin of certain assets of the Transferor and Uluru, Inc, including the intellectual property licensed to the Continuing Party under the Agreement.

(C)
Zindaclin is a member of the same Group as the Transferee. With effect on and from the date of completion of the Acquisition and Licence Agreement (the “Effective Date”), the Transferee shall have an exclusive licence to the assets transferred to Zindaclin under the Acquisition and Licence Agreement.

(D)
The Transferor wishes to assign and transfer all of its rights, privileges, duties, obligations and liabilities arising out of the Agreement to the Transferee with effect on and from the Effective Date.

(E)
With effect on and from the Effective Date the Transferor wishes to be released from, and the Transferee wishes to assume and perform, all the obligations of the Transferor under or in respect of the Agreement.

(F)	The Continuing Party gives its consent to the assignment, transfer and assumption referred to in Recitals (D) and (E) above taking place.

1.	DEFINITIONS AND INTERPRETATION

1.1	Except where the context otherwise requires, expressions defined in the Agreement shall have the same meanings when used in this Novation Agreement.

1.2	Words importing the singular only shall import the plural and vice versa.

1.3
References to “Group” mean in relation to a company, that company, any subsidiary or holding company from time to time of that company or of a holding company of that company and references to “holding company” and “subsidiary” are as defined in section 1159 of the Companies Act 2006.

2.	NOVATION OF THE AGREEMENT

2.1
As from the Effective Date, the Transferor unconditionally and irrevocably releases and discharges the Continuing Party from further performance or discharge of the obligations and liabilities of the Continuing Party owed to the Transferor under the Agreement and from all future claims and demands in respect of the Agreement.

2.2
As from the Effective Date, the Transferee accepts the liability of the Transferor under the Agreement and undertakes with the Continuing Party to observe and perform all the obligations and to discharge all the liabilities of the Transferor arising under the Agreement and shall be bound by the terms of the Agreement in every way as if the Transferee had at all times been a party to the Agreement in place of the Transferor.

2.3
The Continuing Party unconditionally and irrevocably releases and discharges the Transferor from further performance or discharge of the obligations and liabilities of the Transferor owed to the Continuing Party under the Agreement and from all future claims and demands in respect of the Agreement as from the Effective Date and accepts the liability of the Transferee to undertake such performance or discharge pursuant to clause 2.2 of this Novation Agreement in lieu of the liability of the Transferor.

2.4
The Continuing Party agrees to be bound by the terms and conditions of the Agreement in every way as if the Transferee and the Continuing Party had always been named as parties to the Agreement, and accordingly the Continuing Party acknowledges and agrees that the Transferee shall have the right to enforce the Agreement and pursue all future claims and demands by the Transferor in respect of the Agreement as from the Effective Date.

2.5
Nothing in this Novation Agreement shall operate to discharge the Continuing Party or the Transferor from any liability or affect or prejudice any claim or demand which either the Transferor or the Continuing Party may have against the other in respect of matters arising prior to the Effective Date.

3.	TRANSFEREE'S ACKNOWLEDGEMENTS

3.1
The Transferee agrees to indemnify the Transferor (on a full indemnity basis) from and against all actions, proceedings, claims and demands which may be brought or made against the Transferor and all losses and properly incurred costs which the Transferor may incur or sustain arising from the failure of the Transferee to comply with its obligations under this Novation Agreement.

3.2
The Transferor agrees to indemnify the Transferee (on a full indemnity basis) from and against all actions, proceedings, claims and demands which may be brought or made against the Transferee and all losses and properly incurred costs which the Transferee may incur or sustain arising from the failure of the Transferor to comply with the terms of the Agreement prior to the Effective Date.

3.3
The Transferee and Transferor each acknowledge that no representation, warranty or condition, express or implied is given by or on behalf of the other or their respective officers, staff, employees or agents in relation to this letter.

4.	COUNTERPARTS

This Novation Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

5.	ENTIRE AGREEMENT

The terms and conditions of this Novation Agreement represent the entire agreement between the parties relating to the novation of the Agreement and except as expressly amended by this Novation Agreement all the terms and conditions of the Agreement remain in full force and effect.

6.	LAW AND JURISDICTION

6.1	This Novation Agreement, and all disputes or claims arising out of or in connection with it, shall be governed by and construed in accordance with English law.

6.2
The parties to this Novation Agreement irrevocably and unconditionally agree that the High Court of Justice in England shall have exclusive jurisdiction in relation to all disputes or claims arising out of or in connection with this Novation Agreement.

[Signature page follows]

This Novation Agreement is executed and delivered as a Deed and shall come into force on the Effective Date.

Executed and Delivered as a Deed for and on behalf of STRAKAN INTERNATIONAL LIMITED

Date:

Signed by:

Full name:

Position:

In the presence of:

Witness Signature:

Name:

Address:

Occupation:

Executed and Delivered as a Deed for and on behalf of CRAWFORD HEALTHCARE LIMITED

Date:

Signed by:

Full name

Position:

In the presence of:

Witness Signature:

Name:

Address:

Occupation:

Executed and Delivered as a Deed for and on behalf of [SUBLICENSEE]

Date:

Signed by:

Full name

Position:

In the presence of:

Witness Signature:

Name:

Address:

Occupation:

Appendix 2
Escrow Agreement

Strakan International Limited and Zindaclin Limited and Wragge & Co LLP ESCROW DEED

THIS DEED is made on             [•] 2010

BETWEEN:

(1)
Strakan International Limited, a company incorporated in Bermuda and registered in Scotland under company number F000906, whose registered office is at Galabank Business Park, Galashiels, TD1 1QH ("Strakan");

(2)	Zindaclin Limited, a company registered in England with company number 7244532, whose registered office is at Cheshire House, 164 Main Road, Goostrey, Crewe, Cheshire, CW4 8JP ("Zindaclin");

(3)	Wragge & Co LLP of 3 Waterhouse Square, 142 Holborn, London, EC1N 2SW ("Wragge").

RECITALS

(A)
This agreement is supplemental to the Acquisition and Licence Agreement dated [•] 2010 between Strakan and Uluru Inc. (together the “Sellers”) and Zindaclin (the "Acquisition and Licence Agreement") whereby the Sellers have agreed upon the terms and subject to the conditions stated therein to sell certain intellectual property to Zindaclin.

(B)
In addition, Strakan has agreed to deliver certain documents to Wragge to be held in escrow within 5 days of the Completion Date (as defined in the Acquisition and Licence Agreement). The parties are entering into this agreement in order to regulate the operation of such documents being held in escrow by Wragge.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:

"Escrow Account" means the premises of Wragge for the sole purpose of receiving and holding the Escrow Documents;

“Escrow Documents” means the documents delivered to Wragge pursuant to Clause 3.1 of this Agreement;

"Instructions" means Strakan's Instructions and Zindaclin’s Instructions;

"Strakan’s Instructions" means the written instructions to Wragge from Strakan to release the Escrow Documents which instructions shall be irrevocable once delivered;

"Zindaclin’s Instructions" means the written instructions to Wragge from Zindaclin to release the Escrow Documents which instructions shall be irrevocable once delivered.

1.2	Unless the context otherwise requires, words and expressions defined in the Acquisition and Licence Agreement shall have the same meaning in this agreement.

1.3	Reference to a "party" means a party to this agreement and includes its assignees (if any) and/or the successors in title to substantially the whole of its undertaking.

2.	APPOINTMENT AND STATUS OF WRAGGE

2.1
The Sellers and Zindaclin hereby appoint Wragge to act as escrow agent under and for the purposes of this Agreement and the Acquisition and Licence Agreement and Wragge hereby accepts such appointment on the terms and conditions set forth herein.

2.2	Wragge shall have no obligations in connection with the Escrow Account or its administration other than as set out in this agreement.

3.	OPERATION OF THE ESCROW ACCOUNT

3.1
Pursuant to clause 6 of the Acquisition and Licence Agreement, Strakan shall deliver the following documents to Wragge to be held in escrow, within 5 days of the Completion Date (as defined in the Acquisition and Licence Agreement):

(a)	all registration and renewal (if any) documents for the Patents and Reserved Trade Marks (as defined in the Acquisition and Licence Agreement);

(b)
engrossed and executed (but undated) version of the assignments of the Reserved IP (as defined in the Acquisition and Licence Agreement) and such other forms or documents required to register such assignments in each relevant territory on terms that these documents are to be held to the order of Strakan pending fulfilment of the escrow conditions pursuant to Clause 6.2 of the Acquisition and Licence Agreement.

3.2
Wragge shall release the Escrow Documents within 5 days of receipt by Wragge of all of the following: Strakan’s Instructions and Zindaclin’s Instructions. If Strakan’s Instructions are not received within ten days of the date of Zindaclin’s Instructions, then Wragge shall contact Strakan and if no instructions are forthcoming within a further ten (10) days then Strakan’s Instructions shall be deemed to have been received and Wragge shall release the Escrow Documents accordingly.

3.3	Unless otherwise required by law or regulatory requirement, Wragge shall not release the Escrow Documents to any person save in accordance with the terms of Clause 3.2 of this Agreement.

3.4	Strakan and Zindaclin confirm to Wragge that the only obligations of Wragge are to hold and release the Escrow Documents in accordance with this Clause 3.

3.5	On release of the Escrow Documents pursuant to Clause 3.2 of this Agreement, Wragge shall be released and discharged from all further obligations under this Agreement.

4.	PROFESSIONAL CHARGES

Wragge shall be entitled to be paid professional fees at the usual rates they charge from time to time and reimbursed for expenses incurred by them, in relation to the establishment and administration of the Escrow Account.  Strakan shall be responsible for the fees of Wragge incurred pursuant to this Agreement.

5.	SUPREMACY OF THIS AGREEMENT

In the event of any conflict between the terms of this agreement and the terms of the Acquisition and Licence Agreement, the terms of the Acquisition and Licence Agreement shall prevail.

6.	VARIATIONS

This agreement may be varied only by a document signed by or on behalf of each of the parties.

7.	WAIVER

7.1
A waiver of any term, provision or condition of, or consent granted under, this Agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

7.2
No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.3	No breach of any provision of this Agreement shall be waived or discharged except with the express written consent of the parties.

8.	INVALIDITY

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction:

(a)	the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

(b)	the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

shall not be affected or impaired in any way.

9.	NOTICES

9.1	Any notice given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally or sent by fax:

In the case of the Wragge to:	Wragge LLP 3 Waterhouse Square 142 Holborn London EC1N 2SW

Fax:	+ 44 870 904 1000
Attention:	Patrick Duxbury and/or James Rowlands

In the case of Strakan to:	Galabank Business Park Galashiels TD1 1QH

Fax:	+44 1896 664001
Attention:	legaladmin@prostrakan.com

In the case of Zindaclin to:	Cheshire House 164 Main Road Goostrey Crewe Cheshire, CW4 8JP

Fax:	[•]
Attention:	[•]

and shall be deemed to have been duly given or made as follows:

(a)	if personally delivered, upon delivery at the address of the relevant party;

(b)	if sent by fax, when received;

provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made outside 9.00 a.m. - 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

10.	COUNTERPARTS

10.1
This Agreement may be executed in any number of counterparts which together shall constitute one agreement.  Any party may enter into this Agreement by executing a counterpart and this Agreement shall not take effect until it has been executed by all parties.

10.2
Delivery of an executed signature page of a counterpart by facsimile transmission or in AdobeTM Portable Document Format (PDF) sent by electronic mail shall take effect as delivery of an executed counterpart of this agreement.  If either method is adopted, without prejudice to the validity of such agreement, each party shall provide the others with the original of such page as soon as reasonably practicable thereafter.

11.	ASSIGNMENT

11.1
This Agreement is personal to the parties and accordingly no party without the prior written consent of the other shall assign, transfer, charge or declare a trust of the benefit of all or any of any other party's obligations or any benefit arising under this Agreement.

12.	GOVERNING LAW AND JURISDICTION

This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation) shall be governed by and construed in accordance with English law and shall be subject to the exclusive jurisdiction of the courts of England.

13.	THIRD PARTY RIGHTS

The operation of the Contracts (Rights of Third Parties) Act 1999 is hereby excluded.

AS WITNESS whereof the parties have executed and delivered this Agreement as a deed on the date set out above

SIGNED as a DEED by
STRAKAN INTERNATIONAL LIMITED
acting by a Director and its Secretary (or two Directors)

Director…………………………………………….
In the presence of:

Witness……………………………………..

Name                      ……………………………………..

Address                      ……………………………………..

……………………………………..

……………………………………..

SIGNED as a DEED by
ZINDACLIN LIMITED
acting by a Director and its Secretary (or two Directors)

Director……………………………………………………..

In the presence of:

Witness…………………………………….

Name                      ……………………………………..

Address                      ……………………………………..

……………………………………..

……………………………………..

SIGNED as a DEED by
PATRICK DUXBURY on behalf of
WRAGGE & CO. LLP

in the presence of:…………………………………………………

Signature of witness………………………………………………

Name (in BLOCK CAPITALS)……………………………………

Address……………………………………………………………………

Appendix 3
Existing Licence Agreement

Appendix 4
Strakan’s and Uluru’s Nominated Bank Accounts

Appendix 5
Royalties for the period up to 31 May 2010

Appendix 6
Deed of Amendment to the Existing Licence Agreement

Appendix 7
Novation Agreement - Laboratorios Biosintetica

SIGNED by Andrew McLean                                                                )
)           /s/ Andrew McLean
on behalf of                                                                )           Director & Authorised Signatory
STRAKAN INTERNATIONAL LIMITED                                                                           )
in the presence of: Steve Dunkerley	)

/s/ Steve Dunkerley

SIGNED by Kerry P. Gray	)
)           /s/ Kerry P. Gray
on behalf of                                                                )           Director & Authorised Signatory
ULURU INC                                                                )
in the presence of: Daniel G. Moro	)

/s/ Daniel G. Moro

SIGNED by Richard Anderson	)
)           /s/ Richard Anderson
on behalf of                                                                )           Director & Authorised Signatory
ZINDACLIN LIMITED                                                                )
in the presence of:	)

..........................

SIGNED by Richard Anderson	)
)           /s/ Richard Anderson
on behalf of                                                                )           Director & Authorised Signatory
CRAWFORD HEALTHCARE LIMITED                                                                           )
in the presence of:	)

..........................